                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM  8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 27, 1996




                                READING COMPANY
                                ---------------
             (Exact name of registrant as specified in its charter)



  Pennsylvania                        1-649                       23-6000773
  ------------                        -----                       ----------
(State of incorporation)     (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)


                             One Penn Square West
                           30 South Fifteenth Street
                                  Suite 1300
                     Philadelphia, Pennsylvania 19102-4813
              (Address of principal executive offices)(Zip Code)



                 Registrant's telephone number:  215-569-3344
                                                 ------------


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     On July 1, 1996, Reading Investment Company, Inc., an indirect wholly owned subsidiary of Reading Company (collectively, the "Company"), entered into an asset purchase and sale agreement (the "Sale Agreement") with Angelika Film Centers, Inc. ("AFCI") and Houston Cinema, Inc., to acquire the Angelika Theater (the "Angelika"), a multiplex theater located in the Soho district of Manhattan.

     On August 27, 1996, the parties closed the Sale Agreement. Under its terms, the Company acquired for approximately $10,357,000 (inclusive of expenses) an 83.3% interest in the Angelika. The remaining 16.7% interest was purchased by Sutton Hill Associates ("Sutton Hill"), an affiliate of James J. Cotter, Chairman of the Company.

     The Company and Sutton Hill formed a Delaware limited liability company, Angelika Film Centers LLC ("AFC"), to hold their interest in the Angelika. The Angelika assets were purchased by AFC with a combination of available cash, a $2,000,000 promissory note collateralized with a cash escrow for the same amount issued to AFCI (pending completion of an audit and satisfaction of certain other contingencies) and credit in full satisfaction of a judgement encumbering AFCI (in the amount of $1,285,000 plus interest at 9%) which judgement was acquired by the Company in November 1995.

     AFC will be managed by City Cinemas, an affiliate of Sutton Hill pursuant to the terms of a management agreement.

     For accounting purposes, the acquisition of the Angelika will be accounted for under the purchase method and the operating results of AFC consolidated with the results of the Company from August 27, 1996 forward.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a.  Financial Statements of Business Acquired

     The following financial statements of AFCI are included in Appendix A hereto and incorporated herein by reference:

     Angelika Film Centers, Inc., Financial Statements for the year ended December 31, 1995.

     Angelika Film Centers, Inc., Financial Statements for the six months ended June 30, 1996 and 1995.

     b.  Pro Forma Financial Information.

     The proforma financial information is included in Appendix B hereto and incorporated herein by reference.

     c.  Exhibits

           Item  Description
           ----  -----------

           2(a) The Sale Agreement dated as of July 1, 1996, by and among Reading Investment Company, Inc., as Purchaser, AFCI, as Seller, and Houston Cinema, Inc., with all Exhibits and Schedules omitted.

           2(b) Amendment to the Sale Agreement made and entered into as of July 27, 1996 by and among Reading Investment Company, Inc., AFCI and Houston Cinema, Inc.

           2(c) $2,000,000.00 Non-Negotiable Secured Promissory Note dated as of August 27, 1996 (the "Holdback Note") by AFC, as Maker, to AFCI, as Payee.

           2(d) Pledge Agreement dated August 27, 1996 by and among AFCI, as Secured Party, and AFC, as Debtor, concerning the cash security for the Holdback Note.

           23    Consent of Independent Auditors - Miller and Company.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   READING COMPANY, REGISTRANT


Date:   September 18, 1996         By:  /s/ James A. Wunderle
        ------------------              ------------------------------------
                                        James A.Wunderle
                                        Executive Vice President,
                                        Chief Financial Officer
                                        Chief Operating Officer
                                        and Treasurer
                                        (Duly Authorized Officer and
                                        Principal Financial Officer)



Date:   September 18, 1996         By:  /s/ Eileen Mahady
        ------------------              ---------------------------------------
                                        Eileen M. Mahady
                                        Controller
                                        (Chief Accounting Officer)

                                  APPENDIX A

                          ANGELIKA FILM CENTERS, INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Angelika Film Centers, Inc., New York City, New York

  We have audited the accompanying balance sheet of Angelika Film Centers, Inc. as of December 31, 1995 and the related statements of income, retained earnings (accumulated deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Angelika Film Centers, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

  As discussed in Note 4 to the financial statements, the Company is involved in litigation matters which could, if not successfully defended, result in a declaration of bankruptcy. The Company and legal counsel cannot predict the outcome of these matters. The financial statements include a provision for an estimated cost that might result from the outcome of the landlord indemnification matter. The Company cannot predict the outcome or range of potential loss, if any, that might result from the other litigation matters. No provision for any liability that may result from these other matters has been made in the financial statements.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, as of December 31, 1995, the Company had a working capital deficiency. As discussed in Note 9, the Company has entered into negotiations to sell its theater, which represents its only revenue producing asset. Although the Company believes that it will recover the carrying value of such asset, the ultimate proceeds from such sale cannot presently be determined. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

July 1, 1996
                                          Miller and Company
                                          Certified Public Accountants P.C.

                          ANGELIKA FILM CENTERS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                     ASSETS

Current Assets
  Cash............................................................. $  114,698
  Receivables......................................................     32,129
  Inventory........................................................     11,419
  Prepaid expenses.................................................    104,432
                                                                    ----------
    Total Current Assets...........................................    262,678
Property and Equipment, at cost, less accumulated depreciation of
 $1,433,370 (Note 1)...............................................  2,987,119
Other Assets
  Advances to affiliate (Note 2)...................................    259,376
  Security deposits................................................     16,080
  Trademark........................................................      6,189
                                                                    ----------
                                                                    $3,531,442
                                                                    ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable................................................. $  539,598
  Film rental payable..............................................    637,793
  Accrued expenses and taxes.......................................    555,951
  Deferred compensation (Note 5)...................................     76,301
  Deferred revenues from prepaid tickets (Note 1)..................     36,954
  Due to shareholders (Note 4).....................................  1,142,417
                                                                    ----------
    Total Current Liabilities......................................  2,989,014
Deferred rent and rent tax (Note 5)................................    529,370
Commitments (Note 5)
Shareholders' Equity
  Common stock--no par value, authorized 200 shares; 113 shares
   issued and outstanding..........................................    500,000
  Accumulated deficit..............................................   (486,942)
                                                                    ----------
                                                                        13,058
                                                                    ----------
                                                                    $3,531,442
                                                                    ==========

                  See accompanying notes and auditors' report

                          ANGELIKA FILM CENTERS, INC.

        STATEMENT OF INCOME AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1995

Revenues:
  Theater admissions.............................................. $ 6,207,237
  Cafe and concession.............................................   1,163,574
  Rental and miscellaneous........................................      72,415
                                                                   -----------
                                                                     7,443,226
                                                                   -----------
Expenses:
  Theater costs, including depreciation of $244,742...............   4,538,363
  Cafe and concession costs.......................................     977,368
  Selling, general and administrative.............................     908,697
  Litigation costs................................................     444,863
                                                                   -----------
                                                                     6,869,291
                                                                   -----------
Income from operations............................................     573,935
Interest expense..................................................      84,095
                                                                   -----------
Net income before income taxes....................................     489,840
Less: New York City income tax....................................      55,438
                                                                   -----------
Net income........................................................     434,402
                                                                   -----------
Retained earnings--beginning of year as previously reported.......   3,930,961
Prior period adjustments:
  Unrecorded expenses in prior years (Note 6).....................    (840,751)
  Prior years dividends paid (Note 7).............................  (2,568,903)
                                                                   -----------
Retained earnings--beginning of year as restated..................     521,307
                                                                   -----------
                                                                       955,709
Less: Dividends paid                                                (1,442,651)
                                                                   -----------
Accumulated deficit--end of year.................................. $  (486,942)
                                                                   ===========


                  See accompanying notes and auditors' report

                          ANGELIKA FILM CENTERS, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income....................................................... $   434,402
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation...................................................     244,742
  Amortization...................................................       9,736
  Changes in operating assets and liabilities:
    (Increase) in receivables....................................     (23,553)
    Decrease in inventory........................................      11,646
    (Increase) in prepaid expenses...............................      (2,344)
    Increase in accounts payable.................................     303,153
    Increase in film rental payable..............................      36,010
    Increase in accrued expenses and taxes.......................     211,336
    Increase in deferred compensation............................      76,301
    Deferred revenues received from prepaid tickets..............      21,712
    Increase in security deposits................................      (5,000)
    Increase in deferred rent and rent tax.......................      45,970
                                                                  -----------
Net Cash Provided by Operating Activities........................   1,364,111
                                                                  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayment of employee loans....................................       5,300
  Purchase of property and equipment.............................     (40,501)
  Decrease in advance to affiliate...............................      27,768
  Investment in trademark........................................      (6,189)
                                                                  -----------
Net Cash Used In Investing Activities............................     (13,622)
                                                                  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of bank loan payable......................    (170,330)
  Advances from shareholders.....................................     593,100
  Repayments to shareholders.....................................    (327,961)
  Dividends paid.................................................  (1,442,651)
                                                                  -----------
Net Cash Used in Financing Activities............................  (1,347,842)
                                                                  -----------
Net Increase in Cash.............................................       2,647
Cash, Beginning of Year..........................................     112,051
                                                                  -----------
Cash, End of Year................................................ $   114,698
                                                                  ===========

                  See accompanying notes and auditors' report

                          ANGELIKA FILM CENTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

  a. Company:

    The Company was formed and commenced operations in New York City, New York in 1989 as a motion picture exhibition theater. The theater derives revenues from six motion picture screens, concession stand sales, cafe food and beverages, and theater rentals.

  b. Income Recognition:

    Income from the theater box office, concession stand and cafe is recognized daily. Prepaid ticket revenues are recognized when tickets are used and theater rental revenues are recognized as the rental event occurs.

  c. Use of Estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  d. Inventories:

    Inventories are comprised of food and confection goods and are stated at the lower of cost (first-in, first-out method) or net realizable value.

  e. Property and equipment:

    Depreciation is provided for by the straight line and declining balance methods over the estimated useful lives of the assets. Routine repairs and maintenance are charged to operations as incurred and major repairs are capitalized.

                                                        DEPRECIATION
                                                           LIVES
                                                        ------------
   Theater and improvements............................ 10 - 39 yrs. $3,726,241
   Equipment and furniture.............................  3 -  7 yrs.    694,248
                                                                     ----------
                                                                      4,420,489
     Less: Accumulated depreciation....................               1,433,370
                                                                     ----------
                                                                     $2,987,119
                                                                     ==========

  f. Income taxes:

    The provision for income taxes is computed using current New York City tax rates including an alternative tax computation. For federal and state income tax purposes, the Company, with the consent of its stockholders, has elected to be treated as an "S" corporation. The stockholders will be liable for individual income taxes on their respective shares of the Company's taxable income. New York State and New York City have granted permission to file a combined franchise and income tax return with an affiliated corporation (Angelika Films, Inc.). The Company has made all required tax payments.

  g. Advertising:

    Advertising costs are charged to operations when incurred. The amount charged to expense for the year ended December 31, 1995 is $398,197.

                             See auditors' report

                          ANGELIKA FILM CENTERS, INC.

2. ADVANCES TO AFFILIATE

  The Company has made advances to and on behalf of Naima Saleh (a relative of the shareholders) which are in dispute and counterclaimed for a much larger sum. See Litigation Note 4a.

3. GOING CONCERN

  The Company's financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $2,726,336 at December 31, 1995 and a net worth of $13,058. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

4. LITIGATION

  a. Naima Saleh, mother of Joseph Saleh, a shareholder and former officer of the Company, commenced an action in the Supreme Court of the State of New York seeking $6.5 million in connection with loans allegedly made by her to the Company, and for the enforcement of a security interest in the Company's assets allegedly given to her in March 1990. The Company has interposed various affirmative defenses and counterclaims against Naima Saleh based upon the books and records of the Company. Management has directed counsel to vigorously contest the action and discovery is proceeding. In February 1996 the Supreme Court dismissed that portion of the Amended Complaint which sought enforcement of the security interest on the grounds that the alleged security interest was never authorized by the Company. At this time counsel for the Company is not in a position to assess the likelihood of an unfavorable outcome or the scope thereof.

  b. The Company has indemnified the Theater's landlord against any loss it may sustain resulting from an action commenced by 31-32 Gourmet Corp., another tenant in the building in which the theater is located. 31-32 Gourmet claims that the theater's cafe restaurant operation violates a restrictive covenant contained in its lease. The action went to trial and the complaint was dismissed; however, 31-32 Gourmet prosecuted an appeal resulting in a reversal of the trial court's dismissal of the complaint and a new trial ordered. The Company is pursuing settlement negotiations before the commencement of a new trial and estimates that a settlement can be reached for the approximate sum of $160,000 which has been accrued.

  c. In October 1995 Joseph Saleh, a shareholder and the former president of the Company, commenced an action seeking recovery of $1,760,000 allegedly owed to him by the Company as repayment of loans. The Company's records reflect a loan payable for approximately $730,000 less than is claimed by Mr. Saleh, but the Company and other defendants have filed counterclaims against Mr. Saleh in the aggregate amount of $4,000,000 claiming that Mr. Saleh, on a net basis, is indebted to the Company. The counterclaims arise out of actions by Mr. Saleh while he was the president and chief operating officer of the Company which resulted in waste and mismanagement of the assets of the Company, and the breach by Mr. Saleh of his fiduciary obligations to the Company which resulted in damages. The outcome of this action and counterclaims cannot be predicted at this time.

  d. In January 1996, the Company commenced an action against Mr. Joseph Saleh and others seeking injunctive relief in connection with an attempted physical takeover of the theater premises. Mr. Saleh has counterclaimed that he is the beneficial owner of all issued and outstanding shares of the Company. He claims that at the time the other shareholders were given their shares, it was with the understanding and agreement that Mr. Saleh would receive the return of all shares in the event he was no longer the chief operating officer of the Company. Discovery has not yet commenced in the action and as a result counsel is unable to evaluate the likelihood of an unfavorable outcome.

                             See auditors' report

                          ANGELIKA FILM CENTERS, INC.

5. COMMITMENTS

  a. Leased premises--theater:

    The Company leases its theater under an operating lease expiring December 31, 2008. The basic rent is subject to certain guaranteed increases plus adjustments for taxes, utilities and maintenance charges. A straight-line rent expense of $467,740 under this lease has been charged to operations.

    The minimum lease commitment as of December 31, 1995 under this long-term lease is as follows:

     YEAR ENDED DECEMBER 31,
     -----------------------
     1996........................................................... $  424,603
     1997...........................................................    424,603
     1998...........................................................    451,144
     1999...........................................................    488,294
     2000...........................................................    488,294
     Thereafter.....................................................  4,303,090
                                                                     ----------
                                                                     $6,580,028
                                                                     ==========

  a. Leased premises--office and storage:

    The Company obligated itself on December 15, 1995 to rent office space commencing February 1, 1996 and ending on July 31, 1996 for a monthly expense of $2,400. On January 2, 1996 the Company prepaid $1,500 for records storage space for calendar year 1996.

  b. Deferred compensation

    On October 23, 1995 the Company entered into employment contracts with three shareholders providing for an annual wage of $150,000 each. Due to the cash flow needs of the Company, a portion of the payment of these salaries has been deferred.

6. CORRECTION OF PRIOR YEARS EARNINGS

  The beginning retained earnings has been adjusted for $840,751 of expenses which should have been reflected in prior periods.

7. CORRECTION OF PRIOR YEARS ADVANCES TO AFFILIATE

  The beginning retained earnings has been adjusted by $2,568,903 to correct dividend distributions to shareholders in prior years erroneously recorded as advances to an affiliated company.

8. INTEREST AND TAXES PAID

  The Company made interest payments of $55,560 ($46,884 to an affiliate) and tax payments of $47,744 ($47,119 to an affiliate) for the year ended December 31, 1995.

9. SUBSEQUENT EVENT

  On July 1, 1996 the Company entered into a contract to sell its theater for $12,500,000 subject to certain price reduction adjustments and the approval of the purchaser's board of directors.

                             See auditors' report

                          ANGELIKA FILM CENTERS, INC.

                              FINANCIAL STATEMENTS

                                 JUNE 30, 1996

                          ANGELIKA FILM CENTERS, INC.

                           CONDENSED BALANCE SHEETS

                                     ASSETS

                                                              JUNE 30,
                                                        ----------------------
                                                           1996        1995
                                                        ----------  ----------
Current Assets
  Cash................................................. $  288,667  $   13,500
  Receivables..........................................     21,186       3,541
  Inventory............................................     11,419      11,400
  Advances to officers.................................     61,886      37,240
  Prepaid expenses.....................................     46,897      35,492
  Due from affiliated company..........................    137,000         -0-
                                                        ----------  ----------
    Total Current Assets...............................    567,055     101,173
Property and Equipment, at cost, less accumulated
 depreciation of $1,520,065 and and $1,310,999 (Note
 1)....................................................  2,900,424   3,109,490
Other Assets
  Advances to affiliate (Note 2).......................    259,376     258,644
  Security deposits....................................     16,080      11,080
  Trademark............................................      6,189         -0-
                                                        ----------  ----------
                                                        $3,749,124  $3,480,387
                                                        ==========  ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable, accrued expenses and taxes......... $1,718,161  $1,352,696
  Bank loan payable....................................        -0-      68,132
  Deferred compensation (Note 4).......................    103,767         -0-
  Deferred revenues (Note 1)...........................     49,867      29,375
  Due to shareholders (Note 3).........................  1,062,827   1,088,487
                                                        ----------  ----------
    Total Current Liabilities..........................  2,934,622   2,538,690
Deferred rent and rent tax (Note 4)....................    552,234     506,385
Commitments (Note 4)
Shareholders' Equity
  Common Stock--no par value, authorized 200 shares;
   113 shares issued and outstanding...................    500,000     500,000
  Accumulated deficit..................................   (237,732)    (64,688)
                                                        ----------  ----------
                                                           262,268     435,312
                                                        ----------  ----------
                                                        $3,749,124  $3,480,387
                                                        ==========  ==========

                            See accompanying notes

                          ANGELIKA FILM CENTERS, INC.

  CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                                                   FOR THE SIX MONTHS ENDED
                                                           JUNE 30,
                                                   --------------------------
                                                       1996          1995
                                                   ------------  ------------
Revenues:
  Theater admissions.............................. $  2,816,354  $  2,976,154
  Cafe and concession.............................      532,282       560,671
  Rental and miscellaneous........................       13,756        29,534
                                                   ------------  ------------
                                                      3,362,392     3,566,359
                                                   ------------  ------------
Expenses:
  Theater costs, including depreciation of $86,695
   and $122,371...................................    1,926,281     2,152,588
  Cafe and concession costs.......................      448,917       419,313
  Selling, general and administrative.............      473,576       522,164
  Litigation costs................................      199,753        99,690
                                                   ------------  ------------
                                                      3,048,527     3,193,755
                                                   ------------  ------------
Income from operations............................      313,865       372,604
Interest expense..................................       42,211        32,818
                                                   ------------  ------------
Net income before income taxes....................      271,654       339,786
Less: New York City income tax....................       22,444        37,394
                                                   ------------  ------------
Net income........................................      249,210       302,392
                                                   ------------  ------------
Retained earnings (accumulated deficit) beginning
 of period as previously reported.................     (486,942)    3,930,961
Prior period adjustments:
  Unrecorded expenses in prior years (Note 5).....          -0-      (840,751)
  Prior years dividends paid (Note 6).............          -0-    (2,568,903)
                                                   ------------  ------------
Retained earnings--beginning of period as
 restated.........................................     (486,942)      521,307
                                                   ------------  ------------
                                                       (237,732)      823,699
Less: Dividends paid..............................          -0-       888,387
                                                   ------------  ------------
Accumulated deficit--end of period................ $   (237,732) $    (64,688)
                                                   ============  ============

                            See accompanying notes

                          ANGELIKA FILM CENTERS, INC.

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                    FOR THE SIX MONTHS ENDED
                                                            JUNE 30,
                                                    -------------------------
                                                       1996          1995
                                                    ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income......................................... $   249,210  $    302,392
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation.....................................      86,695       122,371
  Amortization.....................................         -0-         3,314
  Changes in operating assets and liabilities:
    Decrease in receivables........................      10,943         5,035
    Decrease in inventory..........................         -0-        11,665
    Decrease in prepaid expenses...................      57,535        66,596
    (Decrease) Increase in accounts payable,
     accrued expenses and taxes....................     (15,181)      169,853
    Increase in deferred compensation..............      27,466           -0-
    Increase deferred revenues.....................      12,913        14,133
    Increase in deferred rent and rent tax.........      22,864        22,985
                                                    -----------  ------------
Net Cash Provided by Operating Activities..........     452,445       718,344
                                                    -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayment of employee loans......................         -0-         5,300
  Decrease in advance to affiliate.................         -0-        28,500
  Purchase of property and equipment...............         -0-       (40,501)
  Advances to shareholders.........................    (141,476)      (37,240)
  Decrease in intangible assets....................         -0-         6,422
  Advances to affiliated company...................    (137,000)          -0-
                                                    -----------  ------------
Net Cash Used in Investing Activities..............    (278,476)      (37,519)
                                                    -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of bank loan payable........         -0-      (102,198)
  Advances from shareholders.......................         -0-       211,209
  Dividends paid...................................         -0-      (888,387)
                                                    -----------  ------------
Net Cash Used in Financing Activities..............         -0-      (779,376)
                                                    -----------  ------------
Net Increase (Decrease) in Cash....................     173,969       (98,551)
Cash, beginning of period..........................     114,698       112,051
                                                    -----------  ------------
Cash, end of period................................ $   288,667  $     13,500
                                                    ===========  ============


                            See accompanying notes

                          ANGELIKA FILM CENTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

      The financial statements have been prepared in accordance with generally accepted accounting principles for interim information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments of a recurring nature considered necessary for a fair presentation of the results for the interim periods presented have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 a. Company:

   The Company was formed and commenced operations in New York City, New York in 1989 as a motion picture exhibition theater. The theater derives revenues from six motion picture screens, concession stand sales, cafe food and beverages, and theater rentals.

 b. Income Recognition:

   Income from the theater box office, concession stand and cafe is recognized daily. Prepaid ticket revenues are recognized when tickets are used and theater rental revenues are recognized as the rental event occurs.

 c. Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 d. Inventories:

   Inventories are comprised of food and confection goods and are stated at the lower of cost (first-in, first-out method) or net realizable value.

 e. Property and equipment:

   Depreciation is provided for by the straight line and declining balance methods over the estimated useful lives of the assets. Routine repairs and maintenance are charged to operations as incurred and major repairs are capitalized.

                                                 DEPRECIATION
                                                    LIVES           JUNE 30,
                                                 ------------ ---------------------
                                                                 1996       1995
                                                              ---------- ----------
    Theater and improvements.................... 10 - 39 yrs. $3,726,241 $3,726,241
    Equipment and furniture.....................   3 - 7 yrs.    694,248    694,248
                                                              ---------- ----------
                                                               4,420,489  4,420,489
    Less: Accumulated depreciation..............               1,520,065  1,310,999
                                                              ---------- ----------
                                                              $2,900,424 $3,109,490
                                                              ========== ==========

 f. Income taxes:

   The provision for income taxes is computed using current New York City tax rates including an alternative tax computation. For federal and state income tax purposes, the Company, with the consent of its stockholders, has elected to be treated as an "S" corporation. The stockholders will be liable for individual income taxes on their respective shares of the Company's taxable income. New York State and New York City have granted permission to file a combined franchise and income tax return with an affiliated corporation (Angelika Films, Inc.). The Company has made all required tax payments.

 g. Advertising:

   Advertising costs are charged to operations when incurred. The amounts charged to expense for the six months ended June 30, 1996 and 1995 are $147,708 and $209,293 respectively.

                          ANGELIKA FILM CENTERS, INC.

2. ADVANCES TO AFFILIATE

  The Company has made advances to and on behalf of Naima Saleh (a relative of the shareholders) which are in dispute and counterclaimed for a much larger sum. See Litigation Note 3a.

3. LITIGATION

  a. Naima Saleh, mother of Joseph Saleh, a shareholder and former officer of the Company, commenced an action in the Supreme Court of the State of New York seeking $6.5 million in connection with loans allegedly made by her to the Company, and for the enforcement of a security interest in the Company's assets allegedly given to her in March, 1990. The Company has interposed various affirmative defenses and counterclaims against Naima Saleh based upon the books and records of the Company. Management has directed counsel to vigorously contest the action and discovery is proceeding. In February, 1996 the Supreme Court dismissed that portion of the Amended Complaint which sought enforcement of the security interest on the grounds that the alleged security interest was never authorized by the Company. At this time counsel for the Company is not in a position to assess the likelihood of an unfavorable outcome or the scope thereof.

  b. The Company has indemnified the theater's landlord against any loss it may sustain resulting from an action commenced by 31-32 Gourmet Corp., another tenant in the building in which the theater is located. 31-32 Gourmet Corp. claims that the theater's cafe restaurant operation violates a restrictive covenant contained in its lease. The action went to trial and the complaint was dismissed; however, 31-32 Gourmet prosecuted an appeal resulting in a reversal of the trial court's dismissal of the complaint and a new trial ordered. The Company is pursuing settlement negotiations before the commencement of a new trial and estimates that a settlement can be reached for the approximate sum of $160,000 which has been accrued.

  c. In October, 1995 Joseph Saleh, a shareholder and the former president of the Company, commenced an action seeking recovery of $1,760,000 allegedly owed to him by the Company as repayment of loans. The Company's records reflect a loan payable for approximately $730,000 less than is claimed by Mr. Saleh, but the Company and other defendants have filed counterclaims against Mr. Saleh in the aggregate amount of $4,000,000 claiming that Mr. Saleh, on a net basis, is indebted to the Company. The counterclaims arise out of actions by Mr. Saleh while he was the president and chief operating officer of the Company which resulted in waste and mismanagement of the assets of the Company, and the breach by Mr. Saleh of his fiduciary obligations to the Company which resulted in damages. The outcome of this action and counterclaims cannot be predicted at this time.

  d. In January, 1996, the Company commenced an action against Mr. Joseph Saleh and others seeking injunctive relief in connection with an attempted physical takeover of the theater premises. Mr. Saleh has counterclaimed that he is the beneficial owner of all issued and outstanding shares of the Company. He claims that at the time the other shareholders were given their shares, it was with the understanding and agreement that Mr. Saleh would receive the return of all shares in the event he was no longer the chief operating officer of the Company. Discovery has not yet commenced in the action and as a result counsel is unable to evaluate the likelihood of an unfavorable outcome.

4. COMMITMENTS

  a. Leased premises--theater:

    The Company leases its theater under an operating lease expiring December 31, 2008. The basic rent is subject to certain guaranteed increases plus adjustments for taxes, utilities and maintenance charges. A straight-line rent expense of $233,870 under this lease has been charged to operations.

                          ANGELIKA FILM CENTERS, INC.

    The minimum lease commitment as of December 31, 1995 under this long-term lease is as follows:

     YEAR ENDED DECEMBER 31,
     -----------------------
     1996........................................................... $  424,603
     1997...........................................................    424,603
     1998...........................................................    451,144
     1999...........................................................    488,294
     2000...........................................................    488,294
     Thereafter.....................................................  4,303,090
                                                                     ----------
                                                                     $6,580,028
                                                                     ==========

    Leased premises--office and storage:

    The Company obligated itself on December 15, 1995 to rent office space commencing February 1, 1996 and ending on July 31, 1996 for a monthly expense of $2,400. On January 2, 1996 the Company prepaid $1,500 for records storage space for calendar year 1996.

  b. Deferred compensation

    On October 23, 1995 the Company entered into employment contracts with three shareholders providing for an annual wage of $150,000 each. Due to the cash flow needs of the Company, a portion of the payment of these salaries has been deferred.

  c. Sale of assets

    On July 1, 1996 the Company entered into a contract to sell its theater for $12,500,000 subject to certain price reduction adjustments and the approval of the purchaser's board of directors.

5. CORRECTION OF PRIOR YEARS EARNINGS

  The beginning retained earnings at December 31, 1994 has been adjusted for $840,751 of expenses which should have been reflected in prior periods.

6. CORRECTION OF PRIOR YEARS ADVANCES TO AFFILIATE

  The beginning retained earnings at December 31, 1994 has been adjusted by $2,568,903 to correct dividend distributions to shareholders in prior years erroneously recorded as advances to an affiliated company.

7. INTEREST AND TAXES PAID

  The Company made interest and tax payments as follows:

                                                                     JUNE 30,
                                                                   -------------
                                                                    1996   1995
                                                                   ------ ------
     Interest..................................................... 30,648 30,273
     Taxes........................................................ 22,444 37,394

                                  Appendix B

Unaudited
Pro Forma Consolidated Balance Sheet
June 30, 1996
(in thousands)

- -------------------------------------------------------------------------------------------------------------
                                                          Reading     Angelika    Acquisition   Pro Forma
                                                          Company    Film Center  Adjustments  as Adjusted
- -------------------------------------------------------------------------------------------------------------
ASSETS:
Cash, marketable securities and cash equivalents           $32,431         $567     ($9,043)1    $23,955


Deferred tax asset                                           1,861                       11 2      1,872
- -------------------------------------------------------------------------------------------------------------
    Total Current Assets                                    34,292          567      (9,032)      25,827
- -------------------------------------------------------------------------------------------------------------

Other investments                                            2,277          266      (1,881)3        662
Investment in Reading International                         13,174                                13,174

Investment in Citadel                                        4,807                                 4,807
Restricted cash                                                214           16       1,984 4      2,214
Real estate held for sale                                    1,107                                 1,107
Property and equipment (net)                                 9,125        2,900       1,520 2     13,545
Intangible assets:
    Beneficial leases-net                                   15,081                                15,081
    Goodwill                                                     0                    8,097 2      8,097
- -------------------------------------------------------------------------------------------------------------
    Total Assets                                           $80,077       $3,749        $688      $84,514
=============================================================================================================

LIABILITIES:
Accounts and film rent payable                              $2,738       $1,718     ($1,353)2     $3,103
Accrued compensation                                           292          104        (104)5        292
Accrued taxes and other                                        438                                   438
Other liabilities                                            1,063           50         (50)5      1,063
Notes payable                                                    0                    1,500 4      1,500
Note payable to affiliate                                    3,325                                 3,325
Due to shareholders                                              0        1,063      (1,063)5          0

- -------------------------------------------------------------------------------------------------------------
    Total Current Liabilities                                7,856        2,935      (1,070)       9,721
- -------------------------------------------------------------------------------------------------------------

Notes payable                                                    0                      500 4        500
Other liabilities                                            2,518          552        (552)5      2,518
Minority interest                                                0                    2,072 6      2,072


Shareholders' equity
    Common stock                                                 1          500        (500)           1
    Class A common stock                                        51                                    51

    Other capital                                           57,094                                57,094

    Retained earnings                                       15,237         (238)        238       15,237
    Foreign currency translation                               (57)                                  (57)
    Class A common stock held in treasury                   (2,623)                               (2,623)
- -------------------------------------------------------------------------------------------------------------
    Total Liabilities & Shareholders Equity                $80,077       $3,749        $688      $84,514
=============================================================================================================

See notes to Unaudited Pro Forma Consolidated Balance Sheet



            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


1. Records payment of purchase price of $12,429,131 inclusive of estimated expenses of $520,000 and assumed liabilities of $100,000, less minority interest contribution of $2,072,000, a $1,359,460 credit for the Angelika Judgement, cash acquired in Acquisition and unexpended transaction expenses.

2. To reflect the estimated fair market value of the acquired assets and liabilities. The difference between the purchase price (including expenses) and the fair market value of the acquired assets and liabilities has been reflected as Goodwill of $8,097,000.

3. To redeem the Angelika Judgement from "Investments" and reflect the credit received against the purchase price for cancellation of the Angelika Judgement.

4. To record the $2,000,000 contribution to "Restricted Cash" for the portion of the purchase price which is placed in escrow and the issuance of the $2,000,000 Payment Note, $1,500,000 of which is payable in April 1997 and the balance of which is due upon resolution of certain contingencies.

5.   Liabilities not assumed in acquisition.

6.   To record capital contribution of Sutton Hill as a minority interest.

Unaudited
Pro Forma Consolidated Statement of Operations
Year ended December 31, 1995
(in thousands except share data)

- ---------------------------------------------------------------------------------------------------------------
                                                           Reading      Angelika    Acquisition    Pro Forma
                                                           Company     Film Center  Adjustments   as Adjusted
- ---------------------------------------------------------------------------------------------------------------
REVENUES:
Theater:
     Admissions                                               $10,356       $6,207                  $16,563
     Concessions                                                3,883        1,164                    5,047
     Advertising and other                                        686           72                      758
Real estate                                                       272            0                      272
Interest and dividends                                          2,435            0       ($551)1      1,884

Condemnation and other                                          2,341            0                    2,341
- ---------------------------------------------------------------------------------------------------------------
                                                               19,973        7,443        (551)      26,865
- ---------------------------------------------------------------------------------------------------------------

EXPENSES:
Theater costs                                                  10,784        4,293         125 2     15,202
Theater concession costs                                          640          978                    1,618
Depreciation and amortization                                   1,369          245         404 3      2,018
General and administrative                                      4,200        1,353         (64)4      5,489
Equity loss from investment in Reading International              390            0                      390
Interest expense                                                    0           84         (66)5         18
- ---------------------------------------------------------------------------------------------------------------
     Net income before taxes and minority interest              2,590          490        (950)       2,130
- ---------------------------------------------------------------------------------------------------------------
Income taxes                                                      239           55          53 6        347
Minority interest                                                                            9 7          9
- ---------------------------------------------------------------------------------------------------------------
     Net income                                                 2,351          435      (1,012)       1,774
- ---------------------------------------------------------------------------------------------------------------
Less: preferred dividends                                           0            0                        0
- ---------------------------------------------------------------------------------------------------------------
     Earnings available to common shareholders                 $2,351         $435     ($1,012)      $1,774
===============================================================================================================

Earnings per common share                                       $0.47                                 $0.36
Average common shares outstanding                           4,973,369                             4,973,369

See notes to Unaudited Pro Forma Consolidated Statements of Operations

Unaudited
Pro Forma Consolidated Statement of Operations
Six-months ended June 30, 1996
(in thousands except share data)

- -----------------------------------------------------------------------------------------------------------------------------
                                                                Reading         Angelika        Acquisition      Pro Forma
                                                                Company        Film Center      Adjustments     as Adjusted
- -----------------------------------------------------------------------------------------------------------------------------
REVENUES:
Theater:
      Admissions                                                  $5,557           $2,816                          $8,373
      Concessions                                                  2,064              532                           2,596
      Advertising and other                                          388               14                             402
Real estate                                                          144                0                             144
Interest and dividends                                             1,076                0            ($260)1          816


Equity in earnings of affiliate                                    1,433                0                           1,433
Other                                                                 24                0                              24
- -----------------------------------------------------------------------------------------------------------------------------
                                                                  10,686            3,362             (260)        13,788
- -----------------------------------------------------------------------------------------------------------------------------

EXPENSES:
Theater costs                                                      6,112            1,839               63 2        8,014
Theater concession costs                                             347              449                             796
Depreciation and amortization                                        772               87              202 3        1,061
General and administrative                                         2,087              674             (269)4        2,492
Equity loss from investment in Reading International                 307                0                             307
Interest expense                                                       0               42              (33)5            9
- -----------------------------------------------------------------------------------------------------------------------------
      Net income before taxes and minority interest                1,061              271             (223)         1,109
- -----------------------------------------------------------------------------------------------------------------------------
Income taxes                                                          22               22               67 6          111
Minority interest                                                                                       48 7           48
- -----------------------------------------------------------------------------------------------------------------------------
      Net income                                                   1,039              249             (338)           950
- -----------------------------------------------------------------------------------------------------------------------------
Less: preferred dividends                                              0                0                               0
- -----------------------------------------------------------------------------------------------------------------------------
      Earnings available to common shareholders                   $1,039             $249            ($338)          $950
=============================================================================================================================

Earnings per common share                                          $0.21                                            $0.19
Average common shares outstanding                              4,973,241                                        4,973,241

See notes to Unaudited Pro Forma Consolidated Statements of Operations






      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


1.   To eliminate interest income on cash portion of purchase price.

2.   To record management fee to City Cinemas.

3.   To record amortization of $8,089,000 of Goodwill over 20 year life.

4. To reduce salary expense for services to be provided by City Cinemas under management agreement. Certain historical expenses of AFCI, including but not limited to, $404,000 and $235,000 of litigation expenses included in the respective year and six month periods are non-recurring. Management believes that the Management Agreement will permit the Angelika to significantly reduce "General and administrative" expenses from historical levels to an amount significantly less than the level included in the Pro Forma Consolidated Statements of Operations.

5. To eliminate AFCI interest expense. No interest bearing liabilities are to be assumed by the Company in the Acquisition.

6.   To reflect federal, state and local taxes payable on pro forma income.

7.   To reflect Sutton Hill's share (minority interest) of net income.